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                                                        Registration No. 33-3625

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                   FAROUDJA, INC.
               -------------------------------------------------------
                (Exact Name of Registrant as Specified in Its Charter)


         Delaware                                              77-0444978
--------------------------                            -------------------------
 (State of Incorporation                                   (I.R.S. Employer
    or Organization)                                      Identification No.)


             750 Palomar Avenue, Sunnyvale, California            91302
           ---------------------------------------------------------------
           (Address of Principal Executive Offices)             (Zip Code)


    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2) please check the following box. [ ]


          Securities to be registered pursuant to Section 12(b) of the Act:


                                                           Name of Each Exchange
    Title of Each Class                                    on Which Each Class
    to be so Registered                                    is to be Registered
    -------------------                                    --------------------

         None                                                   None

          Securities to be registered pursuant to Section 12(g) of the Act:

                       Common Stock, $.001 par value per share
                  -------------------------------------------------
                                   (Title of Class)


                                  Page 1 of 3 pages


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


    A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock-Common Stock" at page 60 of the Preliminary Prospectus included in the Registrant's Registration Statement on Form S-1 (Registration No. 33-3625), filed with the Securities and Exchange Commission on July 30, 1997, as amended by Amendment No. 1 thereto filed on September 16, 1997 and is incorporated herein by reference.


ITEM 2.  EXHIBITS.

           1.1 Specimen certificate for Registrant's Common Stock. (Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-3625) and incorporated herein by reference.)

           2.1 Restated Certificate of Incorporation of the Registrant, as amended. (Filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-3625) and incorporated herein by reference.)

           2.2. Bylaws of the Registrant. (Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-3625) and incorporated herein by reference.)


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                                      SIGNATURE



    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  September 18, 1997         FAROUDJA, INC.




                                       By:  /S/ MICHAEL HOBERG
                                            ---------------------------
                                            Michael Hoberg
                                            Vice President and Chief
                                            Financial Officer


                                  Page 3 of 3 pages